EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Peninsula Holdings Group, Ltd. (the “Company”) on Form 10-KSB for the three year period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Celso B. Suarez, Jr., Secretary and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date:  November 5, 2004

/s/ Celso B. Suarez, Jr.

Celso B. Suarez, Jr., Secretary,

 Chief Financial Officer

{A0023805.DOC}